Exhibit 99.1

iBio Announces New Appointment to Board of Directors and New Addition to Executive Management Team

- Seymour Flug, former chairman of Diner’s Club International, joins iBio Board of Directors
- Andrea Corcoran, an experienced biotech executive, is added to iBio executive management team

NEWARK, Del., Dec. 21, 2012 /PRNewswire/ -- iBio, Inc. (NYSE MKT: IBIO) announced today the appointment of Seymour Flug to the iBio Board of Directors and the addition of Andrea Corcoran, as Senior Vice President, Finance and Strategy, a newly created position on the iBio leadership team. Mr. Flug most recently was the former chairman, president and CEO of Diner’s Club International and a managing director at Citibank. Previously he served as a Senior Vice President at Hess Oil Company. Ms. Corcoran joins iBio following roles with increasing responsibility for corporate, financial and business development strategy formation and operations at Idenix Pharmaceuticals, Inc., and Tolerx, Inc., each biopharmaceutical companies engaged in the discovery and development new and innovative pharmaceutical products.

“Sy is a veteran executive with extensive experience in finance and deal making,” said iBio’s Executive Chairman and Chief Executive Officer, Robert B. Kay. “We expect that his wide-ranging background in the financial operations of multi-national companies and business combinations will be of great benefit to iBio as we continue to execute on our long-term strategic objectives.”

On the addition of Ms. Corcoran to the executive management team, Robert Erwin, President of iBio commented, “With the Company’s recent progress and current momentum, Andrea is arriving at a perfect to time to apply her experience and proven capabilities to manage our growth and to optimize and implement our business development and finance strategies. As we address the opportunities ahead of us, we look forward to Andrea’s contributions as an integral member of our iBio team.”

iBio also announced today that Jules Musing has resigned from iBio’s Board of Directors. “We are grateful for Jules’ service on the Board,” said Mr. Kay.

About iBio, Inc.

iBio develops and offers product applications of its iBioLaunch™ and iBioModulator™ platforms, providing collaborators full support for turn-key implementation of its technology for both proprietary and biosimilar products. The iBioLaunch™ platform is a proprietary, transformative technology for development and production of biologics using transient gene expression in unmodified green plants. Advantages over other systems include: success with proteins difficult or impossible to produce with other methods; broadly applicable to biologics, including therapeutic proteins and vaccines; production time measured in weeks instead of months or more. Additional benefits include a practically unlimited surge capacity for remedial action against bioterrorism and pandemic disease; product entry that is unconstrained by traditional process patents, and significantly lower capital and operating costs for comparable production. The iBioModulator™ platform is complementary to the iBioLaunch™ platform and enables significantly improved vaccine products with higher potency and greater duration of effect. The iBioModulator™ platform can be used with most recombinant expression technologies for vaccine development and production. Further information is available at: www.ibioinc.com

Forward-Looking Statements

Statements included in this news release related to iBio, Inc. may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the expected benefit to be derived by iBio from Mr. Flug’s appointment on the Board of Directors and the anticipated contributions to be made by Ms. Corcoran. These statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Such risks and uncertainties may include lack or insufficiency of available capital, intellectual property protection issues, competitive factors, technological development, market demand, and the Company’s ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects. Further information on potential risk factors that could affect the Company’s financial results can be found in the company’s Reports filed with the Securities and Exchange Commission.

Contacts:

Corporate:
Robert Erwin, President
iBio, Inc.
302-355-2335
rerwin@ibioinc.com

Investors:

Douglas Beck, CFO
iBio, Inc.
302-355-9452
ir@ibioinc.com